UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders.

On May 4, 2012, we held our Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1. Election of directors, each to serve until the 2015 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Larry C. Buckelew	45,732,478	329,519	4,045,094
Michael P. Harmon	43,180,222	2,881,775	4,045,094

Proposal 2. Approval of the Amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock in any whole number ratio between 1-for-4 and 1-for-10, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board of Directors, in its discretion, but no later than December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,317,847	1,781,011	8,233	0

Proposal 3. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,016,094	40,537	50,460	0

Consistent with the results from our 2011 Annual Meeting of Stockholders, we will next include a shareholder advisory vote on the compensation of our named executive officers in our annual meeting proxy materials for the 2014 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012		/s/ Howard K. Aihara
	Name:	Howard K. Aihara
	Title:	Executive Vice President, Chief Financial Officer